PART II

OFFERING MEMORANDUM DATED February 21, 2023

SMART PAY SOLUTIONS, LLC

Smart Pay Solutions, LLC

1750 SW Skyline Blvd., Suite 25

Portland, Oregon 97221

http://www.SmartATM.tech

Up to 2,000,000 Class B Units

$5,000,000 Total Offering

Minimum Investment Amount: $250.00

Smart Pay Solutions, LLC (“the Company,” “we,” or “us”), is offering up to 2,000,000 Class B Units (“Units”). The minimum target amount under this Regulation CF offering is $25,000 (the “Target Amount”). The Company must reach its Target (minimum) Amount of $25,000 by December 31, 2023. Unless the Company raises at least the Target (minimum) Amount of $25,000 under the Regulation CF offering by December 31, 2023, no securities will be sold in this offering, investment commitments will be cancelled, and committed funds will be returned.

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

This disclosure document contains forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Company’s management. When used in this disclosure document and the Company offering materials, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the Company’s action results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after such state or to reflect the occurrence of unanticipated events.

In the event that we become a reporting Company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012, including electing to delay compliance with certain new and revised accounting standards under the Sarbanes-Oxley Act of 2002.

TABLE OF CONTENTS

THE COMPANY AND ITS BUSINESS	4
RISK FACTORS	5
DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES	9
ADVISORY BOARD	10
OWNERSHIP AND CAPITAL STRUCTURE	10
USE OF PROCEEDS	11
FINANCIAL DISCUSSION	12
RELATED PARTY TRANSACTIONS	12
RECENT OFFERINGS OF SECURITIES	12
SECURITIES BEING OFFERED AND RIGHTS OF THE SECURITIES OF THE COMPANY	12
DILUTION	13
REGULATORY INFORMATION	15
INVESTING PROCESS	15

THE COMPANY AND ITS BUSINESS

Overview

The Company is providing a solution for the 1 in 3 working Americans who are underbanked, unbanked and unhappily banked.2 Our parent and Class A Unit Holder, Fintech Levers, engaged 4 years of market research to identify a significant lack of access to financial services for a growing population that uses alternative financial services, some of which are essential. The problems included lack of convenient, low-cost services for vital bill pay such as utilities using cash. For an extensive list of reasons, the use of cash is preferred by underbanked, unbanked and unhappily banked Americans. We will provide cash-2-digital pay solutions via the proprietary Smart Pay kiosks (“kiosks” or “SAT”(s)).

The SAT is built for us by the largest private atm manufacturer present in the US and the only kiosk that combines check-cashing, bill pay service, cash-2-digital pay rails, pre-paid cards re-loads, utility bill pay, micro loans, atm withdraw, Send-Money services and more. This small footprint in a local grocery store offers essential services while attracting new customers. The SAT is virtually a Smart Phone with Apps and the ability to accept and dispense cash.

The Company will place this state-of-the-art kiosk in stores, under both sale and lease arrangements.   The store has an option to keep the atm cash withdraw services and fees, and the Company earns fees for ten or more 3rd party provided services. No cashier is required.

Our principal office is located at 1750 SW Skyline Blvd, Suite #25, Portland Oregon 97221, and our website is http://smartpaykiosk.com. For more detailed information regarding our business, see on the Company’s Landing Page filed with this Form C.

Employees

The Company currently has no employees.  The Manager has 3 part-time employees and 4 consultants who oversee the management functions for the Company.

Intellectual Property

The Company holds intellectual property rights associated with its solutions, core proprietary designs, trademarks, know-how and trade secrets.

Litigation

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

Property

The Company does not own any significant property. The Company is currently without a headquarters and management works remotely.

Due Diligence

2 US Bureau of Labor Statistics 2021.

Due diligence by CrowdCheck, Inc.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Investment Risk. Investment in early-stage companies involves a high degree of risk and should only be considered by those who can afford the loss of their entire investment. Furthermore, the purchase of any of the Company’s Class B Units should only be undertaken by persons whose financial resources are sufficient to enable them to indefinitely retain an illiquid investment. Each investor in the Company should consider all of the information provided to such potential investor regarding the Company as well as the following risk factors, in addition to the other information listed in the Company's Form C.

The following risk factors are not intended, and shall not be deemed to be, a complete description of the commercial and other risks inherent in the investment in the Company.

Business projections only estimates. There can be no assurance that the Company will meet their projections. There can be no assurance that the Company will be able to find sufficient demand for its product as it has a unique business model without extensive history nor is there any assurance on the accuracy of its internal estimates including those related to the cost of product, output potential or the output of the planned facilities. If there is limited acceptance of its business and/or services, then the Company's financial results will be negatively impacted.

Early-stage entity with no operating history. The Company is an early-stage company with no operating history.  The Company does not know whether it’s business plan and model will be successful, and the Company has no experience or history with which to be able to confirm whether the business plan or business model can be successful.

Financing risk. The Company plans to obtain additional fundings in the future to finance its business strategy, operations, and growth. However, the Company may not be able to obtain sufficient financing to meet its operating needs and fulfill its plans, in which case it may cease to operate and investors may lose the entirety of their investment. Even if the Company achieves a successful offering, the terms of future offerings may result in your investment in the Company being diluted because later stage investors may get better terms on future securities.

The Company is offering Class B Units in the amount of up to $5.0 million in this Regulation CF offering to fund commercialization efforts.  Even if the maximum amount is raised in this Regulation CF offering, the Company will need to raise additional funds in a separate and future offering to fund “development efforts”. If the Company cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, it may not survive.

Key personnel risk. The Company’s future success depends on the efforts of a small number of key executives. In addition, due to its limited financial resources and the specialized expertise required, the Company may not be able to recruit the executives and employees needed to expand its business. There can be no assurance that the Company will be able to attract and retain the personnel the Company requires to operate and expand.

Management has discretion over use of proceeds. The net proceeds from this offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its investors in order to address changed circumstances or opportunities. The success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors of the Class B Units will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Commercialization Risk

The Company will order 250 kiosks from Genmega™, coordinated by Maya.tech, the software (SaaS) provider. The purchase of Smart Pay kiosks include shipping to each store location. A training session for each store is provided and existing kiosk services are continued. All installation and cash management services are outsourced, as well as ongoing kiosk service needs. In most every case, the location already has an atm and provides some of the other services, which reduces the training needs.

The same risks exist for any atm machine and the Smart Pay Kiosk whereby risk and insurance being a low-cost factor, as the atm cash-management is outsourced to the store owner or atm vendors. These units are only placed in stores and away from doors and windows. All transactions are executed without cashier assistance and customer service is available via the Smart Pay kiosks (Kiosk or “SAT”).  Backend data management is cloud based. Smart Pay Kiosk is a self-service payment platform that connects cash-based communities to digital economy. Kiosks are designed to run multiple financial services and replace the current ATMs at retail stores. The Open API is for other service providers to create apps and dispense/collect cash.  For example, a customer can make a payment on an auto loan on our Kiosk, with cash (see hardware/software specs).

All kiosks are terminals that provide Customer services like accepting cash, KYC confirmation, bridging service providers, AML data logging and customer service.  Actual money wires, ACH transactions, transfers, bill payment is off-premise and provided by centralized Maya Tech cloud based architecture. The Linux based OS kiosk connects through a variety of API bridged services, each of which maintaining their respective secured transactions. The transaction risks are transferred to the service providers, not the POS terminal (SAT). A fee is generated at POS and held back from cash collected by The Company. Reporting is simultaneously accounted for by Maya’s centralized services and local POS transaction records. Gross fees are retained and further distributed to stakeholders quarterly.

Market risk. The Company will depend upon strategic relationships to develop, exploit, and manufacture its products. If these relationships are not successful, the Company may not be able to capitalize on the economic potential of its products. Potential collaborators may reject collaborations based upon their assessment of the Company’s financial, regulatory, or intellectual property position. If the Company fails to establish and maintain its collaborations on acceptable terms, then its economic position may be negatively impacted.

Internal Controls Risk. Our failure to implement and maintain effective internal control over financial reporting may result in material misstatements in our financial statements, which could in the future require us to restate financial statements, cause investors to lose confidence in our reported financial information and could have an adverse effect on our ability to fundraise.

Insurance risk. The Company does not currently have any insurance in place for the Company or its officers. There can be no assurance that insurance will be available or sufficient to cover any risks faced by the Company. If the Company suffers an uninsured loss, all or a substantial portion of the Company’s funds may be lost. In addition, all of the assets of the Company may be at risk in the event of an uninsured liability to third parties.

Intellectual property risk. If the Company cannot protect, maintain and, if necessary, enforce its intellectual property rights, its ability to develop and commercialize products could be adversely impacted. The Company’s success, in large part, depends on its ability to protect and maintain the proprietary nature of its technology. Some of the Company’s proprietary information may not be patentable and other of the Company’s and/or the Company may choose to keep certain of its proprietary technology as trade secrets rather than disclosure through the patent process. As a result, there can be no assurance that others will not utilize similar or superior solutions to compete with the Company. Further, should the Company choose to patent some of its information, the Company cannot guarantee that it will develop proprietary products that are patentable, and that, if issued, any patent will give a competitive advantage or that such patent will not be challenged by third parties. The process of obtaining patents can be time consuming with no certainty of success, as a patent may not issue or may not have sufficient scope or strength to protect the intellectual property it was intended to protect. The Company cannot assure you that its means of protecting its proprietary rights will suffice or that others will not independently develop competitive technology or design around patents or other intellectual property rights issued to the Company. Even if a patent is issued, it does not guarantee that it is valid or enforceable. Any patents that the Company or its licensors have obtained or obtain in the future may be challenged, invalidated, or unenforceable. If necessary, the Company will initiate actions to protect its intellectual property, which can be costly and time consuming.

Regulation risk. The entire consumer finance market is regulated, and the Company may need to obtain licenses and/or permits from the U.S. federal government and federal agencies, state and local governments, and other countries where the Company plans to expand.

Risks Related to the Securities

Credit card risk. Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment. Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 6% of transaction value) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment. The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Valuation risk. The valuation of private companies, especially early-stage companies with no operating history, is difficult to access, uncertain and contains a high degree of risk. The pre-money valuation of the Company was developed internally based on comparable company multiple analysis and speculative five-year financial projections. No independent third-party review of the Company's valuation was performed. Also, the issuance of additional shares of Units, or additional option grants may future dilute the current valuation of the Company. Investors should not invest if they disagree with the Company's estimated valuation.

Investment risk. There is no assurance that a purchaser will realize a return on its investment or lose its entire investment. For this reason, each purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

Illiquid securities. There are restrictions on how you can resell your securities for the next year. More importantly, there is no market for these securities, and there might never be one. It is uncertain if the Company will ever go public or get acquired by a bigger Company. That means the money you paid for these securities could be tied up for a long time.

Future fundraising may affect the rights of investors. In order to fund the development of the planned facilities, the Company plans to raise additional funds in immediate future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Oregon, regardless of convenience or cost to you, the investor.  In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Oregon, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.  Although we believe the provision benefits us by providing increased consistency in the application of Oregon law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Risks Related to COVID-19

Business and operational risks. In March 2020, the World Health Organization made the assessment that the outbreak of a novel coronavirus (COVID-19) can be characterized as a pandemic. As a result, uncertainties have arisen that may have a significant negative impact on the operating activities and results of the Company. The occurrence and extent of such an impact will depend on future developments, including (i) the duration and spread of the virus, (ii) government quarantine measures, (iii) voluntary and precautionary restrictions on travel or meetings, (iv) the effects on the financial markets, and (v) the effects on the economy overall, all of which are uncertain.

The Company’s business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Class B Units and the financial condition of the Company’s investors or prospective investors, resulting in reduced demand for the Class B Units generally. Further, such risks could result in persons avoiding appearing at in-person health care appointments. “Shelter-in-place” or other such orders by governmental entities could also disrupt the Company’s operations, if those employees of the Company who cannot perform their duties from home are unable to report to work.

Capital markets risk. The spread of COVID-19 has led to severe disruption and volatility in the global capital markets, which could increase the Company’s cost of capital and adversely affect its ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect the Company’s business, results of operations, or financial condition. The extent to which COVID-19 affects the Company’s financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

DIRECTORS, EXECUTIVE OFFICERS, AND EMPLOYEES

This table shows the principal people on the Company’s team, as of December 1, 2022:

Name	Position	Term of Office	Approx. hours per week (if not full time)
Executive Officers:
Michael J Lasky	Manager of FinTech Levers LLC, Company Manager	3 years, 4 months	Full time
Christopher Hall	Head of Ads & Media for Fintech Levers LLC	3 years, 4 months	2 hours
Key Employees and Consultants:
Mike McGowan	Consulting COO to Fintech Levers LLC	3 years, 4 months	On demand, as needed
Manager of Company Manager:
Michael J Lasky	Founder, Manager of Fintech Levers LLC, Company Manager	3 years, 4 months	Full time

Michael J Lasky

(Manager of the Company Manager)

Mr. Lasky is a venture catalyst with 20+ years in business accelerators, founder of C2MServices.com and former CEO of Power Corporation alternative financial services. Previous enterprise partners (JV) include SAIC, Rockwell Collins/Kaiser Electro Optics, Warner Bros, Kirk Kerkorian, Hall Bartlett. Robert Watts. Adrian J. Wilson (FAIA), and Enterprise founder including Fintech Levers, Digital Technologies Inc, Gotham Metro Studios and current Board member of Longevity Capital Company.

Mike McGowan

(Consulting COO)

Mike has 25 years in IT and (2022) IT Director for a national Federal Credit Union. Former CIO as well as a former CTO with two Master’s degrees (MBA, MSISM), and expert in bank related networking, atm networks, IT risk mitigation, security, AML/KYC and bank network operations.

Tom Rota

(Pro-Tem Consulting CFO)

Palo Alto based, Former CFO for Ford Motors Co and Kimberly Clark. 26 years working with Silicon Valley’s venture-based companies. Assisted in four IPOs, served as CIO and has helped raise $300 million capital financing, Expertise in corporate finance and capitalization strategies for emerging growth companies.

Daniel Cho

(Strategic Alliance)

CEO and founder of Maya Labs, Inc., software engineer and creator of the Maya Smart Pay TM. Mr. Cho is a Director at Pacific City Bank, $1.2B community bank, creator of Banker's Toolbox (2000-16), and a leader in BSA/AML/fraud prevention banking software. Creator of best-of-breed Smart Pay. UC Berkeley BA, Economics, 1983-88.

ADVISORY BOARD

Wallace A. Glausi – Legal Advisor. Over 25 years of U.S. and international corporate finance legal experience including companies in technology, finance, energy, power, and real estate. Since 2019, General Counsel to select clients. Previously served as Partner at Gordon Rees LLP; Buchalter/Ater Wynne LLP; Dunn Carney et al; and White & Lee LLP; Member of U.S. State Bar in Oregon, Washington, and New York. Juris Doctor from the University of Oregon. M.A. in Law and Letters from Georgetown University Law Center. Diploma in International Law from Notre Dame University (London Programme).

Kris Di Paola – Online Technical Advisor. Previously, Founding partner/UNIX engineer/NetX.net with clients ZDNet, Cisco Systems, Macromedia, UC Berkeley College of Engineering. Former Head of Online/Technical Lead(2001-03) WWFInt’lGeneva, Switzerland. Project Director (2007- 14) ECG with University of Cambridge Programme for Sustainability Leadership on behalf of HRH The Prince of Wales’s Business Programme. B.A., UC Berkeley (1988-93).

Donald M. Springer, PhD. – Finance Consultant. IT expert in academics, business, and government organizations. State of Oregon, IT Business Support Unit. Ph.D. Economics: Minor, IT. Colorado State University, AACSB accredited, M.B.A., University of Utah AACSB accredited B.S., Business, Minor, Electrical Engineering.

Holly Rassmussen – Cyber-security and atm tech consultant. Previously employed by US Bank Corp for 15 years, Holly’s ATM and Management expertise included Application Manager, Mobile Development, Sr. Developer, API development and ATM/POS systems. Prior experience included Sr. Software Engineer/Technical Lead/Microsoft Certified Professional services and as a software engineer developed 80% of Tiger Cyber- A large-scale Internet Trade Banking applications for Chase Manhattan, General Electric and other large banks and corporations. Computer Languages: C#, C/C++, X86 Assembly, Java, Perl, JavaScript, SmallTalk, HTML, VRML, SQL, VB, VB.NET Platforms: UNIX, Windows 2008/R2/2008/2003/XP/2000/NT/9 8/95, MS DOS. Edu; M.S. in Computer Science, Graduate studies in Political Science, B.A., Univ. of Oregon, Edu plus- Monterrey Queretero, & Avignon, France.

Dr. Allen Ross – Finance Consultant. Dr. Ross, Ph.D. in economics from Columbia, published in Journal of Accountancy, Trust & Estates, Accounting Today, (more) In addition to being our Resident Analyst/Advisor, Dr. Ross taught finance and international business at the Columbia Graduate School of Business for more than twenty (20) years.

OWNERSHIP AND CAPITAL STRUCTURE

Ownership

The following table shows owners of > 20% of Company’s voting securities as of December 1, 2022:

Name of Beneficial owner	Amount and class of securities held	Percent of voting power prior to the Offering
Fintech Levers, LLC	5,000,000 Class A Units	100%

The following table describes our capital structure as of December 1, 2022:

Class of Equity	Authorized Limit	Issued and Outstanding	Committed, Not-issued	Available
Class A Units	5,000,000	5,000,000	0	0
Class B Units	2,000,000	0	0	2,000,000

USE OF PROCEEDS

The Company anticipates using the proceeds from this offering in the following manner:

Purpose or Use of Funds	Allocation After Offering Expenses for a $25,000 Raise	Allocation After Offering for a $5,000,000 Raise
Working Capital	zero	$118,000
Inventory, Equipment, and team development	zero	$4,170,000
Research and Development	zero	$300,000
Sales and Marketing (including for Reg CF offering)	$20,000	$262,000
Transaction and Closing costs	$5,000	$150,000

The identified uses of proceeds are subject to change at the sole direction of the officers and directors based on the business needs of the Company.

FINANCIAL DISCUSSION

Financial statements

Our financial statements can be found in Exhibit A to the Form C of which this Offering Memorandum forms a part.  The financial statements were audited by DBBMcKennon.com. The following discussion should be read in conjunction with our audited financial statements and the related notes included in this Offering Statement.

The Company is currently transitioning to the commercial stage from a development stage company. In its development stage, the Company experienced losses and negative cash flows from operations since inception. The Company plans to obtain additional funding in the future to finance its business strategy, operations, and growth. Management believes recent market developments have increased its opportunity for sales.

Historical Milestones

The Company is a pre-revenue entity transitioning to the commercialization stage - with no operating history. The following milestones have been achieved as we plan to begin our operations:

•There are currently 100+ Maya Smart Pay kiosks (SATs) in market, since 2019

• The existing SAT’s earned between $1.3k to $2.3k in monthly fees, without check cashing

• Existing SAT’s cost the stores/owners $15k. Now, instead- we will pay for them 100%

• We will continue to pay the atm vendor/store owner, all the atm withdraw fees

Planned Milestones

The following milestones are planned as we begin our operations:

•We will order 250 Smart Pay kiosks from funding from Maya.tech; 4-month lead time

•Lead time will offer sales, training and logistics planning before shipment arrives

•Management currently has leads for 220 kiosk placements and will develop a back log list

•Since our strategy to is to offer FREE placement, sales has low barrier to sales

•Target locations include chain stores with 100 or more stores, and existing atm vendors

•ATM vendors will be offered partnerships, buy outs, JVs with greater benefits than current

RELATED PARTY TRANSACTIONS

•Development costs, rent and overhead have accrued in 2022 or been paid for by the Managers by means of shareholder bridge loans. Notes are simple interest at 4%, one-year and due upon funding from the first million dollars of capital raised. Total indebtedness is not to exceed $200k.

RECENT OFFERINGS OF SECURITIES

The Company has had no recent offers of any securities.

SECURITIES BEING OFFERED AND RIGHTS OF THE SECURITIES OF THE COMPANY

The following descriptions summarize important terms of our Units. This summary reflects the Company’s Articles of Organization and does not purport to be complete and is qualified in its entirety by the Operating Agreement. For a complete description the Company’s Units, you should refer to our Operating Agreement and the provisions of the Oregon Limited Liability Company Act.

General

The Company may issue securities as it deems prudent. As of December 1, 2022, there were 5,000,000 Class A Units issued to the Manager. For this Regulated CF offering, the Company plans to issue 2,000,000 Class B Units at $2.50 per share.

Class B Units have the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class A Units.

Units

Dividend Rights. Holders of Units are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds. The Company has never declared or paid cash dividends on any of its Units and currently does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Voting Rights. All Company Units shall have the right to vote on all matters of the Company. Each Class A Unit is entitled to ten (10) votes. Each Class B Unit is entitled to One (1) vote.

Right to Receive Liquidation Distributions. In the event of the Company’s liquidation, dissolution, or winding up, holders of its Units will be entitled to share ratably in the net assets legally available for distribution to Members after the payment of all of the Company’s debts and other liabilities.

Rights and Preferences. Holders of the Company’s Units have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Units.

What it Means to be a Minority Holder. As an investor in Class B Units of the Company, you will not have any rights in regard to the corporate actions of the Company, including additional issuances of securities, Company repurchases of securities, a sale of the Company or its significant assets, or Company transactions with related parties.

Transferability of securities. For a year, the purchased Regulation CF securities can only be resold:

•In an IPO or other public offering registered with the SEC

•To the Company

•To an accredited investor

•To a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance

Transfer Agent. The Company has engaged Colonial Stock Transfer Company, Inc. as its SEC registered securities transfer agent. Colonial Stock Transfer Company will be responsible for keeping track of who owns the Company’s securities and maintain current records of investors.

DILUTION

Investors should understand the potential for dilution. The investor’s stake in a Company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that you own will go down, even though the value of the Company may go up. You will own a smaller piece of a larger Company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the Company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•In June 2020 Jane invests $20,000 for shares that represent 2% of a Company valued at $1 million.

•In December the Company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the Company but her stake is worth $200,000.

•In June 2021 the Company has run into serious problems. In order to stay afloat, it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the Company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round”, the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the aggregate total amount of convertible notes that the Company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

VALUATION

The valuation of a firm is an estimation of its expected future cash flows - based upon current market expectations for the firm's performance and associated risks. However, the future cannot be accurately predicted, and each firm is inherently unique compared to its peer group. Further, different investors may value the firm differently reflecting different assumptions or risk profiles.

There are two main approaches to valuing a firm: (i) relative valuation and (ii) discounted cash flow analysis. In many cases both approaches may be applied to estimate a valuation.

Relative valuation attempts to value a firm based on its price compared to its financials (such as revenues, earnings, book value and enterprise value). Examples include relative valuation multiples such as price-to-earnings, price-to-sales, price-to-book, and enterprise value-to-EBITDA. These multiples are compared to other companies within the firm's peer group to estimate a firm's value, or to estimate if the firm is under- or over-valued.

By comparison, the discounted cash flow (DCF) approach views the firm independently and uniquely based on the present value of its expected future cash flows, and uses peer group market multiple to estimate its Exit valuation (or “Terminal Value").

If a firm has established operations with current assets and a history of operating revenues and cash flows, then its current valuation may be estimated using a relative valuation, DCF, or a combination of both approaches.

By comparison, if a firm is early-stage with little of any operating revenues and assets, then its current valuation may be estimated using a DCF approach.

How we determined the offering price

The Company is an early-stage enterprise with no operating revenues and limited assets. As a result, our offering price of $2.50 per share was based upon an estimated pre-money valuation of $12,500,000 million, determined internally by the Company using a DCF valuation:

•Management's best estimates for five-year forecast of Revenues, Operating Expenses and Capital Costs; and

•Estimated Terminal Valuation, conservatively estimated at end of forecast year 2 using an Exit Revenue multiple of 5.56x, based upon an internal Comparative Company Analysis of recent public and private transactions within the consumer finance sector (median range 5.35x – 14.59x).

REGULATORY INFORMATION

Disqualification. Neither the Company nor any of its officers or managing members are disqualified from relying on Regulation CF.

Annual reports. The Company has not filed annual reports to date. Any annual reports will be posted on the Company’s website: http://smartpaykiosk.com.

Compliance failure. The Company has not previously failed to comply with the requirements of Reg CF.

INVESTING PROCESS

Information Regarding Length of Time of Offering

Investment Cancellations. Investors will have up to 48 hours prior to the end of the offering period to change their minds and cancel their investment commitments for any reason. Once the offering period is within 48 hours of ending, investors will not be able to cancel for any reason, even if they make a commitment during this period.

Notifications. Investors will receive periodic notifications regarding certain events pertaining to this offering, such as the Company reaching its offering target, the Company making an early closing, the Company making material changes to its Form C, and the offering closing at its target date.

Material Changes. Material changes to an offering include but are not limited to a change in minimum offering amount, change in security price, change in management, etc. If an issuing Company makes a material change to the offering terms or other information disclosed, including a change to the offering deadline, investors will be given five business days to reconfirm their investment commitment. If investors do not reconfirm, their investment will be cancelled, and the funds will be returned.

Rolling and Early Closings. The Company may elect to undertake rolling closings, or an early closing after it has received investment interests for its target offering amount. During a rolling closing, those investors that have committed funds will be provided five days’ notice prior to acceptance of their subscriptions, release of funds to the Company, and issuance of securities to the investors. During this time, the Company may continue soliciting investors and receiving additional investment commitments. Investors should note that if investors have already received their securities, they will not be required to reconfirm upon the filing of a material amendment to the Form C. In an early closing, the offering will terminate upon the new target date, which must be at least five days from the date of the notice.

Investor Limitations. Investors are limited in how much they can invest on Regulation CF offerings during any 12-month period. The limitation on how much they can invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $107,000, then during any 12-month period, they can invest up to the greater of either $2,200 or 5% of the greater of their annual income or Net worth. If both their annual income and net worth are equal to or more than $107,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $107,000. If the investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply.

Updates. Information regarding updates to the offering and to subscribe can be found here, https://castleplacement.com/portfolio/SmartATM.

IMPORTANT INFORMATION FOR INVESTORS REGARDING CASTLE PLACEMENT

Castle Placement, LLC (“Castle”, “we”, “our”, “us” through page 22 of this document) is registered with the U.S. Securities and Exchange Commission (“SEC”) as a broker-dealer and is also a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We raise private equity and debt capital for our clients. Our private placements are offered under Regulation D, Regulation A, Regulation Crowdfunding.

Castle does not make recommendations of securities to investors.

The company issuing securities is Castle’s client. If you are an investor, you are not a customer or client of Castle.

When someone invests in one of our transactions Castle receives a success fee (a percentage of the amount invested). This creates an inherent conflict of interest for Castle, and the investor should consider this when making his or her investment decision.

Castle does not make any recommendations whatsoever regarding your investment. All of our activities are done in a broker-dealer capacity. We are not an investment adviser and we do not provide investment advisory services. Our client in an offering is the issuer, not the investor.

Our brokerage services are the primary focus of this guide. Our Form CRS contains additional important information about the types of services we offer, along with general information related to compensation, potential conflicts of interest, disciplinary action, and other reportable legal information. Form CRS is available via website at: Investor.gov/CRS.

Castle encourages you to review the information in this guide carefully, along with any applicable account agreement(s) and disclosure documentation that you may receive from us or that is contained on our website. Please review this guide carefully, as it summarizes important information concerning the scope and terms of the brokerage services we offer and details the potential conflicts of interest that may arise through our delivery of brokerage services.

Brokerage Services. Castle provides the opportunity for investors to make self-directed investments in unregistered securities offerings, including private placements offered under Regulation D, Regulation A, and Regulation Crowdfunding. We offer limited investment products and services. A private placement is a non-public offering of securities exempt from full SEC registration requirements. “Institutional Investors” is defined in FINRA Rule 4512(c) and includes (i) a bank, savings and loan association, insurance company or registered investment company; (ii) an investment adviser registered either with the SEC or with a state securities regulatory agency; or (iii) any other person

(whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million. “Accredited Investors” is defined in SEC Rule 501(a) and includes natural persons with a net worth of more than $1 million (not including the person’s primary residence) or with an annual income at least $200,000 each year for the last two years (or $300,000 combined income with the person’s spouse or spousal equivalent) and have the expectation to make the same amount during the current year.

Most private placements have a minimum investment amount which can vary by issuer and placement. Investment minimums may be waived and will be listed in the private placement memorandum (“PPM”) or similar offering documents.

Castle offers its private placements on a best-efforts basis. This means that we do not guaranty or agree to raise all the money requested by the issuer.

As an investor, we do NOT enter into a fiduciary relationship with you. We do NOT make recommendations of securities to you. The company issuing securities is Castle’s client. You are not a customer or client of Castle. Once you subscribe for a private placement, we will not monitor your investment for you.

It is important for you to understand that our Registered Representatives do not make recommendations to you. Since you are not a customer or client of Castle, we are not able to consider reasonably available alternatives to a particular investment opportunity. Castle does not have comprehensive information regarding your investment objectives, risk tolerance, liquidity needs, time horizon, financial needs, tax status, and other financial information that would be required to make an investment recommendation to an investor.

You may accept or reject any investment, in your sole and absolute discretion. It is also your responsibility to monitor your investments, and we encourage you to do so regularly. We do not provide ongoing monitoring of any securities. If you prefer ongoing monitoring of your investments, you should speak with a financial professional about whether an advisory services relationship is more appropriate for you.

We may, from time to time, provide you with additional information and resources to assist you with managing your investment. This may include without limitation educational resources, financial reports, summaries and/or updates about the issuer. When we offer this information, we do so as a courtesy to you. These activities are not designed to monitor specific investment holdings, and they do not contain specific investment recommendations about investment.

You should not consider any information that we make available to you, or any of our activities, a recommendation to invest in, trade, or hold any particular security.

Castle does not offer all types of securities. Instead, we offer limited investment opportunities including private placements, unregistered interests, and certain other securities. Other security products or brokerage services may be more suitable for you, given the limited scope of our offerings.

Investment Risks. There are very significant risks involved in investing in Castle offerings. It is extremely important for you to understand these risks. All investment recommendations and activities involve risk, including the risk that you may lose your entire principal. Private placements, equity crowdfunding, and other unregistered interests are higher-risk investments. Although these investments may have the potential for higher returns, they also have the real potential for greater losses, including the very real risk that you will lose your entire investment. You should only consider investing in higher-risk investments offering the potential for greater returns if your “risk tolerance” (meaning the amount of risk or loss you are willing and able to accept, in order to achieve your investment goals) is extremely high. Castle encourages you to carefully consider your investment objectives and risk tolerance before investing.

Risks and Illiquidity. Equity crowdfunding investments and private placements are extremely speculative, illiquid, and include significant and unique risks, including the total loss of investment. While Castle takes reasonable care in determining the investment opportunities that we offer, equity crowdfunding and private placements involve significant risk, and you may lose your entire investment.

There is no guarantee that any equity crowdfunding and private placement will meet your investment goals, or that the securities we offer will perform as anticipated. Please consult any available PPM or other offering documents for any security for a discussion of risks associated with the investment.

The PPM or other offering documents contain important information about a particular company’s or investment’s business, operations, financial condition, and risks. The following risks represent a summary of risk factors, but are not meant to be all inclusive:

Equity Crowdfunding and Private Placement Investments are Generally Risky and there is No Guarantee of Success. These investments bear the risk of partial or complete loss of capital. There is no guarantee that an investment will be profitable, and the entire investment may be lost.

Illiquid Securities. Equity crowdfunding and private placements have limited transferability. As a result, investors may not be able to liquidate their interest in an issuer. Because of a variety of restrictions upon the transferability of the issuance, including restrictions imposed by federal securities laws, an investor may be required to retain their investment indefinitely. As a result, there may never be a market of any kind for the purchase and sale of the interests, and prospective investors must understand that this increases the overall risk of the investment.

The Economy and Volatile Capital Markets. Conditions in the global capital markets and the economy generally materially affect all issuers. Similarly, concerns over inflation, energy costs, geopolitical issues, the availability, and the cost of credit may contribute to increased volatility and diminished expectations for the economy the markets or this investment going forward. These factors, among others not listed, may contribute to the increased likelihood of failure by the issuer, and loss of the entire investment. Small and new businesses may be particularly susceptible to such factors and conditions.

Forward-Looking Statements. The materials provided to the investor may contain forward-looking statements including without limitation words and expressions such as “will be”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “expects”, “estimates”, “projects” and similar words and expressions. Such statements regarding future events and/or the future financial performance of an issuer are subject to certain risks and uncertainties which could cause actual events or the actual future results of the investment and the issuer to differ materially from such forward-looking statements. Certain of these risks include changes in the markets in which the issuer operates, technological advances, changes in applicable regulations and new entries into the market. In light of the significant risks and uncertainties inherent in the forward-looking statements included, the inclusion of such statements should not be regarded as a representation by the issuer or any other person that the objective and plans of the issuer will be achieved, and the investor should understand that there is a significant risk that they will not be achieved.

The risks of each issuer, equity crowdfunding and private placement are unique. Accordingly, it is extremely important for the investor to review the PPM or other offering material, understand the unique risks of the particular investment under consideration, and ask additional questions about the business practices and risks associated with any equity crowdfunding and private placement.

Castle Compensation/Brokerage Fees. Equity crowdfundings and private placements provide a way to invest in private companies, but they involve significant risks, fees and costs – and as such are not for everyone. You will pay transaction-based fees when you subscribe to a private placement. These transaction-based fees are generally referred to as a “commission” or a “sales concession.” The fees in these types of transactions are substantial.

Castle receives sales compensation for each placement based on the amount of money invested. The amount of compensation is 7.5% of your total investment. In addition, Castle will be granted equity in the Company in the amount of 2% multiplied by the total capital raised, and divided by the post-money valuation of the company at the closing of the the Regulation CF Offering.

Conflicts of Interest. A conflict of interest is a situation in which Castle engages in a transaction or activity where our interest is materially averse to your interest. Potential conflicts of interest may exist when we provide services to you. The mere presence of a conflict of interest does not imply that harm to your interests will occur, but it is important that we acknowledge the presence of such conflicts. Moreover, our regulatory obligations require that we establish, maintain, and enforce written policies and procedures reasonably designed to address potential conflicts of interest associated with any recommendations to you. We take these obligations very seriously.

Typically, our conflicts of interest are the result of compensation structures and other financial arrangements among Castle, our Registered Representatives, our clients and third parties. Securities rules allow for us, our Registered Representatives, and our affiliates to earn compensation when we provide brokerage services to you. However, the compensation that we and our Registered Representatives receive from you varies based upon the product or service you purchase, which may create a financial incentive for Castle to sell products and services to you that generate greater compensation. This could significantly impact your investment returns.

Castle is committed to taking appropriate steps to identify, mitigate and avoid conflicts of interest. Below you will find additional information related to potential conflicts of interest. This information is not intended to be an all- inclusive list of potential conflicts, but generally describes those conflicts that may be material to you. In addition to this disclosure, conflicts of interest are disclosed to you in various agreement(s) and disclosure documents and other information we make available to you, including on our website at www.castleplacement.com.

Compensation We Receive From Clients

Transaction-based conflicts. As an investor, you may pay certain fees (commissions and sales concessions) in connection with investing in an equity crowdfunding or private placement. Where these fees apply, the more transactions you enter into, the more compensation received by Castle and the Registered Representative. This compensation may create an incentive for us to sell equity crowdfundings and private placements to you.

Castle Registered Representatives are compensated based on the percentage of revenue generated from sales of products and services. This compensation may vary by the product or service. Equity crowdfundings and private placements typically carry higher fees than other types of securities. Therefore, Registered Representatives may be incentivized to sell these products over other brokerage products. We have entered into placement agent and other such agreements with certain sponsors of equity crowdfundings and private placement offerings. By introducing an equity crowdfunding or private placement sponsor to an investor, who ends up investing in the offering, we may receive fees or other compensation. We maintain policies and procedures designed to ensure that these conflicts are managed appropriately.

We do not open brokerage accounts for investors. For further clarification, as a retail investor that is considering or actually does invest in a transaction listed on Castle’s website or otherwise marketed by us, you are not our client. Our client is the issuer of the securities. Any services provided by Castle to retail investors are done so on behalf of our client, the issuer of these securities. Since retail investors in these securities are not clients of Castle and do not have accounts with Castle, Castle does not obtain any investor’s specific investment profile or circumstances (current investment portfolio, income, expenses, dependents, health, goals, risk tolerance, return objectives, other obligations/liabilities, etc.). Therefore, Castle is not in a position to, and does not, make any recommendations as to whether these securities are appropriate for a specific investor or in a specific investor’s best interest.

Further, any advertisements, emails and/or any other communication received by retail investors in connection with offerings contain information and representations from the Issuer – they are not recommendations by Castle to purchase these securities or representations made by Castle, and they are not a call to action for you to invest. Your decision to invest is yours alone, with the help of your professional and legal advisors.

We are an issuer’s agent, which means that unless we have a written agreement with you to the contrary, we are not your agent and we do not give advice or make recommendations about specific securities, types of securities or investment strategies involving securities to you. To the extent that a solicitation or call to action is deemed to be a recommendation under U.S. law or regulation, you should be aware that we are inherently conflicted with your interests, and you should seek advice from an investment advisor or a broker who will act as your agent.

We do not provide advice or recommendations about securities, investment strategies, or investment accounts. If you seek such advice, you should establish a relationship with an investment advisor or broker to serve as your agent. If a solicitation or call to action were deemed to be a recommendation under U.S. law or regulations, then we would be subject to Regulation BI and we would be required to act in your best interest and not put our interest ahead of yours. The way we make money creates some conflicts with your interests. You should understand and ask us about these conflicts because they could affect your investment results.

Compensation Received By Registered Representatives. Castle has both salaried personnel and independent contractors. Our salaried personnel (some of whom are registered representatives) receive a salary and discretionary bonus based upon their individual performance and firm performance. Our employees are prohibited from giving advice or making recommendations with respect to securities or investment strategies. Our independent contractors are registered representatives. They receive a portion of upfront fees paid to us, and commissions for the sales of securities issued. Our registered representatives, like our employees, are prohibited from giving advice or making recommendations with respect to securities or investment strategies. All of our employees and independent contractors are agency brokers, not advisors. Compensation is tied directly or derives from sales by us, which significantly makes worse the conflicts of interest described herein.

Personal Trading Activities. Castle Registered Representatives may invest in the same private placements offered to investors. This may create a conflict of interest in that they may invest without paying a commission. Sometimes, additional fees are earned based on the total amount raised, or a minimum amount raised. Our written supervisory procedures are designed to assure that the personal securities transactions, activities, and interests of the Registered Representatives of Castle will not interfere with making decisions in the best interests of investors or implementing such decisions while, at the same time, allowing Castle Registered Representatives to invest for their own accounts. Castle has procedures to monitor the personal trading activities and securities holdings of each of our Registered Representatives and includes procedures for limitations on personal securities transactions of associated persons. These policies are designed to discourage and prohibit personal trading that would disadvantage investors.

Additional Resources. To research Castle and our financial professionals, you can visit Investor.gov/CRS for a free and simple search tool. You can also call a Registered Representative at (212) 418-1180 to request up-to-date disclosure information or to ask any questions you have about this brochure or services offered by Castle Placement, LLC.

EXHIBIT A:  AUDITED FINANCIAL STATEMENTS

SMART PAY SOLUTIONS, LLC

FINANCIAL STATEMENTS

DECEMBER 12, 2022

TOGETHER WITH

INDEPENDENT AUDITORS’S REPORT

SMART PAY SOLUTIONS, LLC

INDEPENDENT AUDITORS’ REPORT

To the Members of

Smart Pay Solutions, LLC.

Opinion

We have audited the accompanying financial statements of Smart Pay Solutions (the “Company”), which comprise the balance sheet as of December 12, 2022, and the related statements of operations, members’ equity, and cash flows on December 12, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 12, 2022, and the results of its operations and its cash flows on December 12, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company requires capital to operate and commence planned principal operations, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error,

and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

dbbmckennon

San Diego, California February __, 2023

SMART PAY SOLUTIONS, LLC.

BALANCE SHEET

December 12, 2022

Assets
Current assets -
Cash	$-
Total current assets	-

Total assets	$-

Liabilities and Members' Equity
Current Liabilities -
Accounts payable	$-
Total liabilities	-

Members' Equity
Class A common units,5,000,000 issued and outstanding	150,000
Subscription receivable	(150,000)
Total Members' Equity	-
Total Liabilities and Members' Equity	$-

See accompanying notes to the financial statements

SMART PAY SOLUTIONS, LLC.

STATEMENT OF OPERATIONS

December 12, 2022

Revenues	$-

Operating Expenses -
General and administrative	-
Total operating expenses	-

Net Income	$-

See accompanying notes to the financial statements

SMART PAY SOLUTIONS, LLC

STATEMENT OF MEMBERS’ EQUITY

December 12, 2022

	Membership Units		Subscription	Members'
	Units	Amount	Receivable	Equity
Balance at December 12, 2022 (Inception)	-	$-	$-	$-
Sale of Class A Common Units	5,000,000	150,000	(150,000)	-
Net Income	-	-	-	-
Balance at December 12, 2022	5,000,000	$150,000	$(150,000)$	$-

See accompanying notes to the financial statements

SMART PAY SOLUTIONS, LLC

STATEMENT OF CASH FLOWS

December 12, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$-
Net cash provided operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by investing activities	-

CASH FLOWS FROM FINANCI NG ACTIVITIES:
Net cash provided by financing activities	-

Change in cash and cash equivalents-	-
Cash and cash equivalents, beginning of period {inception)	-
Cash and cash equivalents, end of period (inception)	$-

Supplemental disclosures of cash flow information -
Cash paid for interest	$-
Cash paid for income taxes	$-

Non cash investing and financing activities:
Subscription receivable	$150,000

See accompanying notes to the financial statements

SMART PAY SOLUTIONS, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Smart Pay Solutions, Inc. (the “Company”) is a corporation formed on December 12, 2022 (“Inception”) in the State of Oregon.  The Company expects to own and operate kiosks and other assets that provide information and a wide range of financial options that assist consumers in making personal financial decisions.

Going Concern and Management’s Plans

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues as of December 12, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern in the next 12 months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

The Company has a limited operating history and has not yet generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, government policy changes, changes to minimum wages and employee benefit requirements, consumer tastes and trends in our market, negative press, or further restrictions and mandates related to the coronavirus (COVID-19). These adverse conditions could affect the Company's financial condition and the results of its operations.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s year-end is December 31.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP will require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.  As of December 12, 2022, the Company has no cash and cash equivalents.

Fair Value of Financial Instrument

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 12, 2022. Fair values for these items were assumed to approximate carrying values because of their short term in nature or they are payable on demand.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

The Company will recognize revenue when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company will apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. No revenue has been generated to date.

Income Taxes

Federal and state income tax regulations require that the income or loss of a limited liability company be included in the tax returns of the members; accordingly, there are no liabilities or provisions for income taxes recorded in the accompanying financial statements.

Tax positions initially must be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions initially and subsequently are to be measured at the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and relevant facts.

In addition, as of December 12, 2022, no tax filings have been made nor were there any tax examinations in progress.

NOTE 3: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

In January 2023, the Company appointed its only member the managing member. The managing member is responsible for managing the operations of the Company and can be removed with an 80% vote.

NOTE 4: MEMBERS’ EQUITY

The Company is authorized to issue Class A and B common units. The Class A common units have ten votes for each unit held. The Class B common units have one vote for each unit held. At  formation, the Company sold 5 million Class A common units to the managing member for $150,000. The $150,000 was reflected as a subscription receivable within members’ equity at December 12, 2022 as the amounts were deposited to the Company’s attorney’s trust account. The subscription receivable will be reduced as the funds are expended.

NOTE 5: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through February 28, 2023, the date the financial statements were available to be issued and determined there are no other material events requiring disclosure or adjustment to the financial statements.